UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2021

GALAXY GAMING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-30653	20-8143439
(Commission File Number)	(IRS Employer Identification No.)

6480 Cameron Street Ste. 305
Las Vegas, Nevada	89118
(Address of Principal Executive Offices)	(Zip Code)

(702) 939-3254

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GLXZ	OTCQB marketplace

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director

On and as of December 2, 2021, the Board of Directors of Galaxy Gaming, Inc., a Nevada corporation (the “Company”), appointed Ms. Cheryl Kondra as a member of the Board, to serve as a Class III director with a term expiring at the Company’s annual meeting of stockholders to be held in 2022.  At the 2022 annual meeting Ms. Kondra will stand for election as a Class III director.

Ms. Kondra currently serves as Vice President of Internal Audit at Tractor Supply Company, the largest rural lifestyle retailer in the United States.  Prior to Tractor Supply, she had an extensive career in gaming, having served as the VP of Internal Audit and Chief Compliance Officer at Pinnacle Entertainment and as the Chief Audit Executive at Caesars Entertainment, among other positions. The Company believes Ms. Kondra’s extensive industry knowledge and leadership experience as an executive with other gaming companies qualifies her to serve on the Board.

As compensation for her service on the Board, Ms. Kondra will receive the Company’s standard compensation for non-employee directors pursuant to a Board of Directors Service Agreement between the Company and Ms. Kondra (the form of which is filed as Exhibit 10.1 hereto).

The Company also entered into an indemnification agreement with Ms. Kondra in connection with her appointment to the Board. The form of indemnification agreement is filed as Exhibit 10.2 hereto.

There are no family relationships between Ms. Kondra and any director or executive officer of the Company, and the Company has not entered into any transactions with Ms. Kondra that would require disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Ms. Kondra and any other person pursuant to which Ms. Kondra was appointed as a director of the Company.

On December 2, 2021, the Company issued a press release announcing Ms. Kondra’s appointment to the Board of Directors. The press release is attached hereto as Exhibit 99.1.

Item 9.01.Financial Statements and Exhibits.

d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Board of Directors Service Agreement with Cheryl Kondra, Director
10.2	Form of Indemnification Agreement for Cheryl Kondra, Director
99.1	Press Release of Galaxy Gaming, Inc., dated December 2, 2021, announcing the appointment of Cheryl Kondra to Galaxy’s board of directors
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 7, 2021

GALAXY GAMING, INC.

By:	/s/ Harry C. Hagerty
Harry C. Hagerty
Chief Financial Officer

Exhibit 10.1

Board of Directors Services Agreement

THIS BOARD OF DIRECTORS SERVICES AGREEMENT (“Agreement”), dated December 2, 2021, is entered into between Galaxy Gaming, Inc., a Nevada corporation (“Company”), and Cheryl Kondra, an individual with a principal place of residence in Tennessee (“Kondra”).

WHEREAS, the Company desires to retain the services of Kondra for the benefit of the Company and its stockholders; and

WHEREAS, Kondra desires to serve on the Company’s Board of Directors (“Board”) for the period of time and subject to the terms and conditions set forth herein;

NOW, THEREFORE, for consideration and as set forth herein, the parties hereto agree as follows:

1.Board Duties.  Kondra agrees to provide services to the Company as a member of the Board.  Kondra will act loyally and in good faith to discharge the duties of Director, and will abide by all policies and decisions made by the Board, as well as all applicable federal, state and local laws, regulations or ordinances.  In her capacity as a Director, Kondra will act solely on behalf of Company. Kondra participate on Board Committees, as agreed. Kondra shall strive to attend all meetings of the Board, to discuss any matter involving the Company, which involves or may involve issues of which Kondra has knowledge and cooperate in the review, defense or prosecution of such matters.

2.Term.  Kondra shall serve as Director for an initial term commencing on December 2, 2021 (“Effective Date”) and continuing for twelve (12) months from the Effective Date or until the next annual meeting of the Company’s shareholders, whichever comes first.  After the initial term, Kondra shall serve at the pleasure of the Board or until the next shareholder meeting whereby an election is held pertaining to the Director position held by Kondra, whichever comes first.  Kondra may voluntarily resign her position as Director at any time and without penalty or liability of any kind.

3.Compensation.  As compensation for the services provided herein, the Company shall pay to Kondra the following compensation:

a.

Signing bonus of 75,000 restricted shares of the Company’s common stock, vested in equal 1/3 increments over three years provided Kondra remains in continued service as a member of the Board of Directors for the Company during the three (3) year period and subject to the terms of the Galaxy Gaming 2104 Equity Incentive Plan (the “Plan”).

b.	Annual cash compensation of $42,000 to be paid in monthly installments, one month in arrears.
c.

Beginning after March 2022, grants of Restricted Stock in the amount of 10,000 shares, granted quarterly in arrears and vested immediately upon grant. The Restricted Stock grant shall be controlled by, and subject to the Plan.

d.	Reimbursement of reasonable and customary expenses incurred by Kondra in connection with her service as a member of the Board of Directors.

4.Expenses.  The Company will reimburse Kondra for reasonable out-of-pocket expenses incurred in connection with discharging her duties as a Board member.  Any additional expenses shall be pre-approved in writing (including via e-mail) by the Chief Executive Officer or the Chief Financial Officer of the Company and will be reimbursed subject to receiving reasonable substantiating documentation relating to such expenses.

5.No Conflict of Interest.  Kondra will not, at any time while serving as a Director, accept any engagement for work, paid or unpaid, that at the time such engagement is undertaken creates a conflict of interest with the Company that is imminent and evident.  If the Board reasonably believes such a conflict exists and can demonstrate that such a conflict existed at the time Kondra commenced such work, the Board may ask

Kondra to discontinue such work.  If the parties cannot reach agreement, either party may request a determination by an arbitrator and if the Board’s determination hereunder is upheld by the arbitrator, and Kondra then refuses to promptly resign her conflicting engagement, such refusal shall constitute a material breach of this Agreement.  By signature to this Agreement, Kondra represents to the Company that (i) Kondra does not know of any conflict which would restrict her service on the Board and (ii) Kondra will not provide the Company with any documents, records, or other confidential information belonging to other parties.

6.Mutual Non-Disparagement.  Kondra and the Company mutually agree to forbear from making, causing to be made, publishing, ratifying or endorsing any and all disparaging remarks, derogatory statements or comments made to any party with respect to either of them.  Further, the parties hereto agree to forbear from making any public or non-confidential statement with respect to any claim or complaint against either party without the mutual consent of each of them, to be given in advance of any such statement.

7.Indemnification.  Company shall indemnify Kondra, to the maximum extent permitted by applicable law, against all claims, costs, charges and expenses incurred or sustained by Kondra in connection with any action, suit or proceeding to which Kondra may be made a party by reason of being a Director.  The Company’s indemnification policies are expressly provided for in Article XI of the Company’s Bylaws.  Kondra agrees to promptly notify the Company of any actual or threatened claim arising out of or as a result of Kondra’ relationship with the Company.  In addition, Kondra shall be provided the opportunity to execute a separate Indemnification Agreement consistent with such agreements offered to other Directors and Officers of the company. Company agrees to maintain liability insurance for the benefit of Kondra having coverage and policy limits no less favorable to Directors than those in effect at the Effective Date.  Kondra shall be entitled to the full protection of any insurance policies, which the Company may elect to maintain generally for the benefit of its Directors.

8.Confidentiality.  Kondra’ position with the Company will or has resulted in exposure and access to confidential and proprietary information to which Kondra did not have access prior to holding the position, which information is of great value to the Company and the disclosure of which, directly or indirectly, would be irreparably injurious and detrimental to the Company.  Kondra agrees to use best efforts and to observe the utmost diligence to guard and protect all confidential or proprietary information relating to the Company from disclosure to third parties.  Kondra shall not at any time use, disclose or make available, either directly or indirectly, to any competitor or potential competitor of the Company or any of its affiliates, or divulge, disclose, communicate to any person, firm, corporation or other business entity in any manner whatsoever, any confidential or proprietary information of the Company, including without limitation all Confidential Information covered or contemplated by this Agreement, unless expressly authorized to do so by the Company in writing.

For the purpose of the Agreement, “Confidential Information” shall mean all information of the Company, its subsidiaries and affiliates, relating to or useful in connection with the business of the Company, its subsidiaries or affiliates, whether or not a “trade secret” within the meaning of applicable law, which is not generally known to the general public and which has been or is from time to time disclosed to, developed by or learned by Kondra as a result of Kondra’ relationship with the Company.  Confidential Information includes, but is not limited to the Company’s product development and marketing programs, data, future plans, formulas, finances, profits, sales, net income, indebtedness, financial management systems, pricing systems, methods of operation and determination of prices, processes, trade secrets, client lists, suppliers, organizational charts, salary and benefit programs, training programs, computer software, development or experimental work, business records, files, drawings, prints, prototyping models, letters, notes, notebooks, reports, and copies thereof, whether prepared by him or others, and any other information or documents which Kondra is told or reasonably ought to know that the Company regards as confidential.  Confidential Information is not information that is or becomes generally known other than through Kondra’ acts in violation of this Agreement.  Disclosures made by the Company to governmental authorities, to its clients or potential clients, to its suppliers or potential suppliers, to its employees or potential employees, to its consultants or potential consultants or disclosures made by the Company in any litigation or administrative or governmental proceedings shall not mean that the matters so disclosed are available to the general public.

Kondra agrees that all records, reports, notes, compilations, or other recorded matter, and copies or reproductions thereof, relating to the Confidential Information or any other aspect of the Company’s operations, activities or business, made or received by Kondra during any period of affiliation with the Company whether or not Confidential Information (including but not limited to, documents, reports, correspondences, computer printouts, work papers, files, computer lists, telephone and address books, rolodex cards, computer tapes, disks, and any and all records in Kondra’ possession (and all copies thereof) containing any such information created in whole or in part by Kondra, even if the items do not contain Confidential Information) are and shall be the Company’s exclusive property, and Kondra will keep the same at all times in the Company’s custody and subject to its control, and will promptly deliver the same to Company upon separation for any reason whatsoever (or at any prior time at the request of the Company).

9.Governing Law.  The Agreement shall be governed by the laws of the State of Nevada.  In the event of any dispute regarding the performance or terms hereof, the prevailing party in any litigation shall be entitled to an award of reasonable attorneys’ fees and costs of suit, together with any other relief awarded hereunder or in accordance with governing law.

10.Survivability.  Sections 6-9 of this Agreement shall survive any separation of Kondra serving as a Director and/or the termination of the Agreement.

[Signatures appear on the next page]

IN WITNESS WHEREOF, the parties hereto enter into this Agreement as of the date first set forth above.

COMPANY:	KONDRA:

/s/ Todd Cravens	/s/ Cheryl Kondra
Todd Cravens	Cheryl Kondra
Chief Executive Officer

Exhibit 10.2

INDEMNIFICATION And Advancement AGREEMENT

This Indemnification and Advancement Agreement (“Agreement”) is made as of  December 2, 2021 by and between Galaxy Gaming, Inc., a Nevada corporation (the “Company”), and Cheryl Kondra, a member of the Board of Directors of the Company (“Indemnitee”).  This Agreement supersedes and replaces any and all previous Agreements between the Company and Indemnitee covering indemnification and advancement.

RECITALS

WHEREAS, the Board of Directors of the Company (the “Board”) believes that highly competent persons have become more reluctant to serve publicly-held corporations as directors, officers, or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification and advancement of expenses against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;

WHEREAS, the Board has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities.  Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions.  At the same time, directors, officers, and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself.  The Bylaws and the Articles of Incorporation of the Company require indemnification of the officers and directors of the Company.  Indemnitee may also be entitled to indemnification pursuant to the Nevada Revised Statutes (the “NRS”).  The Bylaws, Articles of Incorporation, and the NRS expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the board of directors, officers and other persons with respect to indemnification and advancement of expenses;

WHEREAS, the uncertainties relating to such insurance, to indemnification, and to advancement of expenses may increase the difficulty of attracting and retaining such persons;

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company and its stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

WHEREAS, this Agreement is a supplement to and in furtherance of the Bylaws,  Articles of Incorporation and any resolutions adopted pursuant thereto, and is not a substitute therefor, nor diminishes or abrogates any rights of Indemnitee thereunder; and

WHEREAS, Indemnitee does not regard the protection available under the Bylaws, the Articles of Incorporation, the NRS and insurance as adequate in the present circumstances, and may not be willing to serve or continue to serve as an officer or director without adequate additional protection, and the Company desires

Indemnitee to serve or continue to serve in such capacity.  Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that Indemnitee be so indemnified and be advanced expenses.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1.Services to the Company.  Indemnitee agrees to serve as a director of the Company.  Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law).  This Agreement does not create any obligation on the Company to continue Indemnitee in such position and is not an employment contract between the Company (or any of its subsidiaries or any Enterprise) and Indemnitee.

Section 2.Definitions.  As used in this Agreement:

(a)“Agent” means any person who is authorized by the Company or an Enterprise to act for or represent the interests of the Company or an Enterprise, respectively.

(b)“Beneficial Owner” has the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that Beneficial Owner excludes any Person otherwise becoming a Beneficial Owner by reason of the stockholders of the Company approving a merger of the Company with another entity.

(c)A “Change in Control” occurs upon the earliest to occur after the date of this Agreement of any of the following events:

i.Acquisition of Stock by Third Party.  Any Person, other than an Excluded Party, becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding securities unless the change in relative beneficial ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors;

ii.Change in Board of Directors.  During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 2(c)(i), 2(c)(iii) or 2(c)(iv)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Board;

iii.Corporate Transactions.  The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 51% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;

iv.Liquidation.  The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; and

v.Other Events.  There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement.

(d) “Corporate Status” describes the status of a person who is or was acting as a director, officer, employee, fiduciary, or Agent of the Company or an Enterprise.

(e)“Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(f)“Enterprise” means any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other entity for which Indemnitee is or was serving at the request of the Company as a director, officer, employee, or Agent.

(g)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(h) “Excluded Party” means any Person who was a Beneficial Owner, directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding securities as of the date immediately prior to the date of this Agreement (unless and until any such Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing sixty-six percent (66%) or more of the Company’s then outstanding securities, at which time such Person shall cease to be an Excluded Party).

(i)“Expenses” includes all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts and other professionals, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding.  Expenses also include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, and (ii) for purposes of Section 14(d) only, Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise.  The parties agree that for the purposes of any advancement of Expenses for which Indemnitee has made written demand to the Company in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of Indemnitee’s counsel as being reasonable in the good faith judgment of such counsel will be presumed conclusively to be reasonable.  Expenses, however, do not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(j)“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent:  (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” does not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(k)“Nevada Courts” means the state and federal courts of the State of Nevada.

(l)“Person” has the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person excludes (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (iii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(m) “Potential Change in Control” means the occurrence of any of the following events: (i) the Company enters into any written or oral agreement, undertaking or arrangement, the consummation of which would result in the occurrence of a Change in Control; (ii) any Person or the Company publicly announces an intention to take or consider taking actions which if consummated would constitute a Change in Control; (iii) any Person, other than an Excluded Party, who is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 5% or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors increases his beneficial ownership of such securities by 5% or more over the percentage so owned by such Person on the date hereof; or (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

(n)The term “Proceeding” includes any threatened, pending or completed action, suit, claim, counterclaim, cross claim, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative, legislative, or investigative (formal or informal) nature, including any appeal therefrom, in which Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise by reason of Indemnitee’s Corporate Status or by reason of any action taken by Indemnitee (or a failure to take action by Indemnitee) or of any action (or failure to act) on Indemnitee’s part while acting pursuant to Indemnitee’s Corporate Status, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this Agreement.  A Proceeding also includes a situation the Indemnitee believes in good faith may lead to or culminate in the institution of a Proceeding.

Section 3.Indemnity in Third-Party Proceedings.  The Company will indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor.  Pursuant to this Section 3, the Company will indemnify Indemnitee to the fullest extent permitted by applicable law against all Expenses, judgments, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding had no reasonable cause to believe that Indemnitee’s conduct was unlawful.

Section 4.Indemnity in Proceedings by or in the Right of the Company.  The Company will indemnify Indemnitee in accordance with the provisions of this Section 4 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor.  Pursuant to this Section 4, the Company will indemnify Indemnitee to the fullest extent permitted by applicable law against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company.  The Company will not indemnify Indemnitee for Expenses under this Section 4 related to any claim, issue or matter in a Proceeding for which Indemnitee has been finally adjudged by a court to be liable to the Company, unless, and only to the extent that, the Nevada Courts or any court in which the Proceeding was brought determines upon application by Indemnitee that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification.

Section 5.Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement, to the fullest extent permitted by applicable law, the Company will indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with any Proceeding the extent that Indemnitee is successful, on the merits or otherwise.  If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company will indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with or related to each successfully resolved claim, issue or matter to the fullest extent permitted by law.  For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, will be deemed to be a successful result as to such claim, issue or matter.

Section 6.Indemnification For Expenses of a Witness.  Notwithstanding any other provision of this Agreement and to the fullest extent permitted by applicable law, the Company will indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with any Proceeding to which Indemnitee is not a party but to which Indemnitee is a witness, deponent, interviewee, or otherwise asked to participate.

Section 7.Partial Indemnification.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company will indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

Section 8.Additional Indemnification.  Notwithstanding any limitation in Sections 3, 4, or 5, the Company will indemnify Indemnitee to the fullest extent permitted by applicable law (including but not limited to, the NRS and any amendments to or replacements of the NRS adopted after the date of this Agreement that expand the Company’s ability to indemnify its officers and directors) if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor).

Section 9.Exclusions.  Notwithstanding any provision in this Agreement, the Company is not obligated under this Agreement to make any indemnification payment to Indemnitee in connection with any Proceeding:

(a)for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except to the extent provided in Section 16(b) and except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; or

(b)for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law, (ii) any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act) or (iii) any reimbursement of the Company by Indemnitee of any compensation pursuant to any compensation recoupment or clawback policy adopted by the Board or the compensation committee of the Board, including but not limited to any such policy adopted to comply with stock exchange listing requirements implementing Section 10D of the Exchange Act; or

(c)initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i)

the Proceeding or part of any Proceeding is to enforce Indemnitee’s rights to indemnification or advancement, of Expenses, including a Proceeding (or any part of any Proceeding) initiated pursuant to Section 14 of this Agreement, (ii) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (iii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

Section 10.Advances of Expenses.

(a)The Company will advance, to the extent not prohibited by law, the Expenses incurred by Indemnitee in connection with any Proceeding (or any part of any Proceeding) not initiated by Indemnitee or any Proceeding (or any part of any Proceeding) initiated by Indemnitee if (i) the Proceeding or part of any Proceeding is to enforce Indemnitee’s rights to obtain indemnification or advancement of Expenses from the Company or Enterprise, including a proceeding initiated pursuant to Section 14 or (ii) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation. The Company will advance the Expenses within thirty (30) days after the receipt by the Company of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding.

(b)Advances will be unsecured and interest free.  Indemnitee undertakes to repay the amounts advanced (without interest) to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company, thus Indemnitee qualifies for advances upon the execution of this Agreement and delivery to the Company.  No other form of undertaking is required other than the execution of this Agreement.  The Company will make advances without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement.

Section 11.Procedure for Notification of Claim for Indemnification or Advancement.

(a)Indemnitee will notify the Company in writing of any Proceeding with respect to which Indemnitee intends to seek indemnification or advancement of Expenses hereunder as soon as reasonably practicable following the receipt by Indemnitee of written notice thereof.  Indemnitee will include in the written notification to the Company a description of the nature of the Proceeding and the facts underlying the Proceeding and provide such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of such Proceeding.  Indemnitee’s failure to notify the Company will not relieve the Company from any obligation it may have to Indemnitee under this Agreement, and any delay in so notifying the Company will not constitute a waiver by Indemnitee of any rights under this Agreement.  The Secretary of the Company will, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification or advancement.

(b)The Company will be entitled to participate in the Proceeding at its own expense.  Unless a Change of Control has occurred, and subject to the provisions of applicable policies of directors’ and officers’ liability insurance, the Company shall also be entitled to assume or lead the defense thereof with counsel reasonably satisfactory to Indemnitee; provided that if Indemnitee believes, after consultation with counsel selected by Indemnitee, that (a) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with an actual or potential conflict, (b) the named parties in any such Proceeding (including any impleaded parties) include both the Company and Indemnitee and Indemnitee shall conclude that there may be one or more legal defenses available to Indemnitee that are different from or in addition to those available to the Company, (c) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, or (d) Indemnitee has interests in the Proceeding or any claim, issue or matter therein that are different from or in addition to those of other persons against whom the claim in such Proceeding has been made or might reasonably be expected to be made, then Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Proceeding for all indemnitees in Indemnitee’s circumstances) at the Company’s expense. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company’s prior written consent. The Company shall not, without the prior written consent of Indemnitee, effect any settlement of any Proceeding to which Indemnitee is, or could have been, a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of Indemnitee from all liability on any claims that are the subject matter of such Proceeding. Neither the Company nor Indemnitee shall unreasonably withhold its consent to any proposed settlement; provided that Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of Indemnitee.

Section 12.Procedure Upon Application for Indemnification.

(a)Unless a Change in Control has occurred, the determination of Indemnitee’s entitlement to indemnification will be made:

i.by a majority vote of the Disinterested Directors, even though less than a quorum of the Board;

ii.by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board;

iii. if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by written opinion provided by Independent Counsel selected by the Board; or

iv.if so directed by the Board, by the stockholders of the Company.

(b)If a Change in Control has occurred, the determination of Indemnitee’s entitlement to indemnification will be made by written opinion provided by Independent Counsel selected by Indemnitee (unless Indemnitee requests such selection be made by the Board).

(c) The party selecting Independent Counsel pursuant to subsection (a)(iii) or (b) of this Section 12 will provide written notice of the selection to the other party.  The notified party may, within ten (10) days after receiving written notice of the selection of Independent Counsel, deliver to the selecting party a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection will set forth with particularity the factual basis of such assertion.  Absent a proper and timely objection, the person so selected will act as Independent Counsel.  If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or the applicable Nevada Court has determined that such objection is without merit.  If, within thirty (30) days after the later of submission by Indemnitee of a written request for indemnification pursuant to Section 11(a) hereof and the final disposition of the Proceeding, Independent Counsel has not been selected or, if selected, any objection to has not been resolved, either the Company or Indemnitee may petition the applicable Nevada Court for the appointment as Independent Counsel of a person selected by such court or by such other person as such court designates.  Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 14(a) of this Agreement, Independent Counsel will be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(d)Indemnitee will cooperate with the person, persons or entity making the determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination.  The Company will advance and pay any Expenses incurred by Indemnitee in so cooperating with the person, persons or entity making the indemnification determination irrespective of the determination as to Indemnitee’s entitlement to indemnification and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.  The Company promptly will advise Indemnitee in writing of the determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied and providing a copy of any written opinion provided to the Board by Independent Counsel.

(e)If it is determined that Indemnitee is entitled to indemnification, the Company will make payment to Indemnitee within ten (10) days after such determination.

Section 13.Presumptions and Effect of Certain Proceedings.

(a)In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination will, to the fullest extent not prohibited by law, presume Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 11(a) of this Agreement, and the Company will, to the fullest extent not prohibited by law, have the burden of proof to overcome that presumption.  Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, will be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b)If the determination of the Indemnitee’s entitlement to indemnification has not been made pursuant to Section 12 within sixty (60) days after the latter of (i) receipt by the Company of Indemnitee’s request for indemnification pursuant to Section 11(a) and (ii) the final disposition of the Proceeding for which Indemnitee requested indemnification (the “Determination Period”), the requisite determination of entitlement to indemnification will, to the fullest extent not prohibited by law, be deemed to have been made and Indemnitee will be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.  The Determination Period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, the Determination Period may be extended an additional fifteen (15) days if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 12(a)(iv) of this Agreement.

(c)The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, will not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(d)For purposes of any determination of good faith, Indemnitee will be deemed to have acted in good faith if Indemnitee acted based on the records or books of account of the Company, its subsidiaries, or an Enterprise, including financial statements, or on information supplied to Indemnitee by the directors or officers of the Company, its subsidiaries, or an Enterprise in the course of their duties, or on the advice of legal counsel for the Company, its subsidiaries, or an Enterprise or on information or records given or reports made to the Company or an Enterprise by an independent certified public accountant or by an appraiser, financial advisor or other expert selected with reasonable care by or on behalf of the Company, its subsidiaries, or an Enterprise.  Further, Indemnitee will be deemed to have acted in a manner “not opposed to the best interests of the Company,” as referred to in this Agreement if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan.  The provisions of this Section 13(d) is not exclusive and does not limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(e)The knowledge and/or actions, or failure to act, of any director, officer, trustee, partner, managing member, fiduciary, agent or employee of the Enterprise may not be imputed to Indemnitee for purposes of determining Indemnitee’s right to indemnification under this Agreement.

Section 14.Remedies of Indemnitee.

(a)Indemnitee may commence litigation against the Company in the Nevada Courts to obtain indemnification or advancement of Expenses provided by this Agreement in the event that (i) a determination is made pursuant to Section 12 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) the Company does not advance Expenses pursuant to Section 10 of this Agreement, (iii) the determination of entitlement to indemnification is not made pursuant to Section 12 of this Agreement within the Determination Period, (iv) the Company does not indemnify Indemnitee pursuant to Section 5 or Section 6 or the second to last sentence of Section 12(d) of this Agreement within ten (10) days after receipt by the Company of a written request therefor, (v) the Company does not indemnify Indemnitee pursuant to Section 3, 4, 7, or 8 of this Agreement within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, or (vi) in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder.  Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association.  Indemnitee must commence such Proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such Proceeding pursuant to this Section 14(a); provided, however, that the foregoing clause does not apply in respect of a Proceeding brought by Indemnitee to enforce Indemnitee’s rights under Section 5 of this Agreement.  The Company will not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)If a determination is made pursuant to Section 12 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 14 will be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee may not be prejudiced by reason of that adverse determination.  In any judicial proceeding or arbitration commenced pursuant to this Section 14 the Company will have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be and will not introduce evidence of the determination made pursuant to Section 12 of this Agreement.

(c)If a determination is made pursuant to Section 12 of this Agreement that Indemnitee is entitled to indemnification, the Company will be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 14, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)The Company is, to the fullest extent not prohibited by law, precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 14 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and will stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

(e)It is the intent of the Company that, to the fullest extent permitted by law, the Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder.  The Company, to the fullest extent permitted by law, will (within ten (10) days after receipt by the Company of a written request therefor) advance to Indemnitee such Expenses which are incurred by Indemnitee in connection with any action concerning this Agreement, Indemnitee’s right to indemnification or advancement of Expenses from the Company, or concerning any directors’ and officers’ liability insurance policies maintained by the Company. and will indemnify Indemnitee against any and all such Expenses unless the court determines that each of the Indemnitee’s claims in such Proceeding were made in bad faith or were frivolous or are prohibited by law.

Section 15.Establishment of Trust.

(a)In the event of a Potential Change in Control or a Change in Control, the Company will, upon written request by Indemnitee, create a trust for the benefit of Indemnitee (the “Trust”) and from time to time upon written request of Indemnitee will fund such Trust in an amount sufficient to satisfy the reasonably anticipated indemnification and advancement obligations of the Company to the Indemnitee in connection with any Proceeding for which Indemnitee has demanded indemnification and/or advancement prior to the Potential Change in Control or Change in Control (the “Funding Obligation”). The trustee of the Trust (the “Trustee”) will be a bank or trust company or other individual or entity chosen by the Indemnitee and reasonably acceptable to the Company. Nothing in this Section 15 relieves the Company of any of its obligations under this Agreement.

(b)The amount or amounts to be deposited in the Trust pursuant to the Funding Obligation will be determined by mutual agreement of the Indemnitee and the Company or, if the Company and the Indemnitee are unable to reach such an agreement, by Independent Counsel selected in accordance with Section 12(b) of this Agreement. The terms of the Trust will provide that, except upon the consent of both the Indemnitee and the Company, upon a Change in Control: (i) the Trust may not be revoked, or the principal thereof invaded, without the written consent of the Indemnitee; (ii) the Trustee will advance, to the fullest extent permitted by applicable law, within two (2) business days of a request by the Indemnitee; (iii) the Company will continue to fund the Trust in accordance with the Funding Obligation; (iv) the Trustee will promptly pay to the Indemnitee all amounts for which the Indemnitee is entitled to indemnification pursuant to this Agreement or otherwise; and (v) all unexpended funds in such Trust revert to the Company upon mutual agreement by the Indemnitee and the Company or, if the Indemnitee and the Company are unable to reach such an agreement, by Independent Counsel selected in accordance with Section 12(b) of this Agreement, that the Indemnitee has been fully indemnified under the terms of this Agreement. New York law (without regard to its conflicts of laws rules) governs the Trust and the Trustee will consent to the exclusive jurisdiction of Nevada Courts, in accordance with Section 25 of this Agreement.

Section 16.Non-exclusivity; Survival of Rights; Insurance; Subrogation.

(a)The indemnification and advancement of Expenses provided by this Agreement are not exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Articles of Incorporation, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise.  The indemnification and advancement of Expenses provided by this Agreement may not be limited or restricted by any amendment, alteration or repeal of this Agreement in any way with respect to any action taken or omitted by Indemnitee in Indemnitee’s Corporate Status occurring prior to any amendment, alteration or repeal of this Agreement.  To the extent that a change in Nevada law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Bylaws, Articles of Incorporation, or this Agreement, it is the intent of the parties hereto that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change.  No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy is cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or employment of any other right or remedy.

(b)The Company hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement of Expenses and/or insurance provided by one or more Persons with whom or which Indemnitee may be associated.

i.The Company hereby acknowledges and agrees:

1)the Company is the indemnitor of first resort with respect to any request for indemnification or advancement of Expenses made pursuant to this Agreement concerning any Proceeding arising from or related to Indemnitee’s Corporate Status with the Company;

2) the Company is primarily liable for all indemnification and indemnification or advancement of Expenses obligations for any Proceeding arising from or related to Indemnitee’s Corporate Status, whether created by law, organizational or constituent documents, contract (including this Agreement) or otherwise;

3)any obligation of any other Persons with whom or which Indemnitee may be associated to indemnify Indemnitee and/or advance Expenses to Indemnitee in respect of any proceeding are secondary to the obligations of the Company’s obligations;

4)the Company will indemnify Indemnitee and advance Expenses to Indemnitee hereunder to the fullest extent provided herein without regard to any rights Indemnitee may have against any other Person with whom or which Indemnitee may be associated or insurer of any such Person; and

ii.the Company irrevocably waives, relinquishes and releases (A) any other Person with whom or which Indemnitee may be associated from any claim of contribution, subrogation, reimbursement, exoneration or indemnification, or any other recovery of any kind in respect of amounts paid by the Company to Indemnitee pursuant to this Agreement and (B) any right to participate in any claim or remedy of Indemnitee against any other Person with whom or which Indemnitee may be associated, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any other Person with whom or which Indemnitee may be associated, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right.

iii.In the event any other Person with whom or which Indemnitee may be associated or their insurers advances or extinguishes any liability or loss for Indemnitee, the payor has a right of subrogation against the Company or its insurers for all amounts so paid which would otherwise be payable by the Company or its insurers under this Agreement.  In no event will payment by any other Person with whom or which Indemnitee may be associated or their insurers affect the obligations of the Company hereunder or shift primary liability for the Company’s obligation to indemnify or advance of Expenses to any other Person with whom or which Indemnitee may be associated.

iv.Any indemnification or advancement of Expenses provided by any other Person with whom or which Indemnitee may be associated is specifically in excess over the Company’s obligation to indemnify and advance Expenses or any valid and collectible insurance (including but not limited to any malpractice insurance or professional errors and omissions insurance) provided by the Company.

(c)To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents of the Enterprise, the Company will obtain a policy or policies covering Indemnitee to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies, including coverage in the event the Company does not or cannot, for any reason, indemnify or advance Expenses to Indemnitee as required by this Agreement.  If, at the time of the receipt of a notice of a claim pursuant to this Agreement, the Company has director and officer liability insurance in effect, the Company will give prompt notice of such claim or of the commencement of a Proceeding, as the case may be, to the insurers in accordance with the procedures set forth in the respective policies.  The Company will thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.  Indemnitee agrees to assist the Company efforts to cause the insurers to pay such amounts and will comply with the terms of such policies, including selection of approved panel counsel, if required.

(d)The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee for any Proceeding concerning Indemnitee’s Corporate Status with an Enterprise will be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such Enterprise. The Company and Indemnitee intend that any such Enterprise (and its insurers) be the indemnitor of first resort with respect to indemnification and advancement of Expenses for any Proceeding related to or arising from Indemnitee’s Corporate Status with such Enterprise.  The Company’s obligation to indemnify and advance Expenses to Indemnitee is secondary to the obligations the Enterprise or its insurers owe to Indemnitee.  Indemnitee agrees to take all reasonably necessary and desirable action to obtain from an Enterprise indemnification and advancement of Expenses for any Proceeding related to or arising from Indemnitee’s Corporate Status with such Enterprise.

(e)In the event of any payment made by the Company under this Agreement, the Company will be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee from any Enterprise or insurance carrier.  Indemnitee will execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

Section 17.Duration of Agreement.  This Agreement continues until and terminates upon the later of: (a) ten (10) years after the date that Indemnitee ceases to serve as a director of the Company or (b) one (1) year after the final termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any Proceeding commenced by Indemnitee pursuant to Section 14 of this Agreement relating thereto.  The indemnification and advancement of Expenses rights provided by or granted pursuant to this Agreement are binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Company or of any other Enterprise, and inure to the benefit of Indemnitee and Indemnitee’s spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

Section 18.Severability.  If any provision or provisions of this Agreement is held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) will not in any way be affected or impaired thereby and remain enforceable to the fullest extent permitted by law; (b) such provision or provisions will be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) will be construed so as to give effect to the intent manifested thereby.

Section 19.Interpretation.  Any ambiguity in the terms of this Agreement will be resolved in favor of Indemnitee and in a manner to provide the maximum indemnification and advancement of Expenses permitted by law.  The Company and Indemnitee intend that this Agreement provide to the fullest extent permitted by law for indemnification in excess of that expressly provided, without limitation, by the Articles of Incorporation, the Bylaws, vote of the Company stockholders or disinterested directors, or applicable law.

Section 20.Enforcement.

(a)The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving or continuing to serve as a director or officer of the Company.

(b)This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Articles of Incorporation, the Bylaws and applicable law, and is not a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

Section 21.Modification and Waiver.  No supplement, modification or amendment of this Agreement is binding unless executed in writing by the parties hereto.  No waiver of any of the provisions of this Agreement will be deemed or constitutes a waiver of any other provisions of this Agreement nor will any waiver constitute a continuing waiver.

Section 22.Notice by Indemnitee.  Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder.  The failure of Indemnitee to so notify the Company does not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise.

Section 23.Notices.  All notices, requests, demands and other communications under this Agreement will be in writing and will be deemed to have been duly given if (a) delivered by hand to the other party, (b) sent by reputable overnight courier to the other party or (c) sent by facsimile transmission or electronic mail, with receipt of oral confirmation that such communication has been received:

(a)If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee provides to the Company.

(b)If to the Company to:

Galaxy Gaming, Inc.

6767 Spencer Street

Las Vegas, Nevada 89119

Attention:  Board of Directors

or to any other address as may have been furnished to Indemnitee by the Company.

Section 24.Contribution.  To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the

Company, in lieu of indemnifying Indemnitee, will contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

Section 25.Applicable Law and Consent to Jurisdiction.  This Agreement and the legal relations among the parties are governed by, and construed and enforced in accordance with, the laws of the State of Nevada, without regard to its conflict of laws rules.  Except with respect to any arbitration commenced by Indemnitee pursuant to Section 14(a) of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or Proceeding arising out of or in connection with this Agreement may be brought only in the Nevada Courts and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Nevada Courts for purposes of any action or Proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or Proceeding in the any Nevada Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or Proceeding brought in the any Nevada Court has been brought in an improper or inconvenient forum.

Section 26.Identical Counterparts.  This Agreement may be executed in one or more counterparts, each of which will for all purposes be deemed to be an original but all of which together constitutes one and the same Agreement.  Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 27.Headings.  The headings of this Agreement are inserted for convenience only and do not constitute part of this Agreement or affect the construction thereof.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

COMPANYINDEMNITEE

By:/s/Todd Cravens/s/ Cheryl Kondra
Name:Todd CravensName: Cheryl Kondra
Office:Chief Executive OfficerAddress:

Exhibit 99.1

Galaxy Gaming Appoints Cheryl Kondra to Board of Directors

LAS VEGAS, December 2, 2021 (GLOBE NEWSWIRE) -- Galaxy Gaming, Inc. (OTCQB: GLXZ), a developer and distributor of casino table games and enhanced systems for land-based casinos and iGaming, announced today that Cheryl Kondra has been appointed to its Board of Directors, effective December 2, 2021.

Ms. Kondra currently serves as Vice President of Internal Audit at Tractor Supply Company, the largest rural lifestyle retailer in the United States.  Prior to Tractor Supply, she had an extensive career in gaming, having served as the VP of Internal Audit and Chief Compliance Officer at Pinnacle Entertainment and as the Chief Audit Executive at Caesars Entertainment, among other positions. Throughout her more than 20-year career in the gaming industry, she built strong teams to address the many audit, compliance, regulatory and legal issues impacting companies in the gaming sector.

Executive Comments

“We are fortunate to have an individual with Cheryl’s experience join our Board,” said Mark Lipparelli, Chairman of Galaxy’s Board of Directors.  “She knows firsthand the expectations stakeholders have of companies serving the gaming industry, and she has helped some of the largest companies in the business to exceed those expectations.  I am confident Cheryl will bring material contributions to Galaxy as a member of the Board.”

“I appreciate the invitation to join the Galaxy Board,” Cheryl Kondra replied. “And I look forward to bringing my recent experience at Tractor Supply as well as my decades working for multi-jurisdictional public gaming companies."

Forward-Looking Statements

Certain statements in this release may constitute forward-looking statements, which involve a number of risks and uncertainties. Galaxy cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information due to a number of factors, including those listed from time to time in reports that Galaxy files with the Securities and Exchange Commission.

About Galaxy Gaming

Headquartered in Las Vegas, Nevada, Galaxy Gaming (galaxygaming.com) develops and distributes innovative proprietary table games, state-of-the-art electronic wagering platforms and enhanced bonusing systems to land-based, riverboat, and cruise ship and casinos worldwide.  In addition, through its wholly owned subsidiary, Progressive Games Partners LLC, Galaxy licenses proprietary table games content to the online gaming industry.  Connect with Galaxy on Facebook, YouTube  and Twitter.

Contact:

Media: Phylicia Middleton (702) 936-5216

Investors:Harry Hagerty (702) 938-1740